SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 13, 2007

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3274	Florida Power Corporation d/b/a Progress Energy Florida, Inc. 299 First Avenue North St. Petersburg, Florida 33701 Telephone: (727) 820-5151	59-0247770
State of Incorporation: Florida
The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated September 13, 2007, by and among the Registrant and Banc of America Securities LLC and Greenwich Capital Markets, Inc., as representatives of the several underwriters, in connection with the offering of $250,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.80% Series due 2017 and $500,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 6.35% Series due 2037, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-126967). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.
     (b) FORTY-SIXTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Forty-Sixth Supplemental Indenture, dated as of September 1, 2007, to its Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with JPMorgan Chase Bank, N.A., as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds in two series: (i) 5.80% Series due 2017 and (ii) 6.35% Series due 2037. A copy of the Forty-Sixth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1	Underwriting Agreement, dated September 13, 2007, by and among the Registrant and Banc of America Securities LLC and Greenwich Capital Markets, Inc., as representatives of the several underwriters.

4	Forty-Sixth Supplemental Indenture, dated as of September 1, 2007, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with JPMorgan Chase Bank, N.A., as successor Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC. Registrant
	By:	/s/ Peter M. Scott III
Peter M. Scott III
Executive Vice President and Chief Financial Officer

Date: September 18, 2007